                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.

                               TRO Learning, Inc.
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                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.
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     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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



[TRO LEARNING, INC. LOGO]


DEAR STOCKHOLDERS:

Our directors and officers join me in extending a cordial invitation to attend the Annual Meeting of Stockholders of TRO Learning, Inc., a Delaware corporation, at 9:00 a.m. (CST) on Thursday, March 30, 2000, at the Hyatt Regency Minneapolis, 1300 Nicollet Mall, Minneapolis, Minnesota 55403.

The matters to be considered at the meeting are described in the accompanying Proxy Statement. Regardless of your plans for attending in person, it is important that your shares be represented at the meeting. Therefore, please complete, sign, date and return the enclosed proxy card. This will enable you to vote on the business to be transacted whether or not you attend the meeting.

Our Annual Report, including financial statements for the fiscal year 1999, is being mailed with this letter.

The continuing interest of the stockholders in the business of the Company is gratefully acknowledged and we hope many will attend the meeting.

Sincerely,


/s/ William R. Roach

William R. Roach
Chairman of the Board and
Chief Executive Officer


February 15, 2000







TRO Learning, Inc.
Poplar Creek Office Plaza
1721 Moon Lake Boulevard, Suite 555
Hoffman Estates, Illinois 60194
Telephone (847) 781-7800, Fax (847) 781-7835

                           [TRO LEARNING, INC. LOGO]

                               TRO LEARNING, INC.
                            POPLAR CREEK OFFICE PLAZA
                       1721 MOON LAKE BOULEVARD, SUITE 555
                            HOFFMAN ESTATES, IL 60194

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MARCH 30, 2000


To Our Stockholders:

The Annual Meeting of Stockholders of TRO Learning, Inc. (the "Company") will be held at 9:00 a.m. (CST) on Thursday, March 30, 2000, at the Hyatt Regency Minneapolis, 1300 Nicollet Mall, Minneapolis, Minnesota 55403 for the purpose of considering and voting on the following matters:

1.       To elect two directors to the Board of Directors.

2. To approve an amendment to the Company's Certificate of Incorporation to effectuate a name change.

3.       To approve the TRO Learning, Inc. 2000 Stock Incentive Plan.

4. To approve the TRO Learning, Inc. 2000 Non-Employee Directors Stock Option Plan.

5. To ratify the appointment of PricewaterhouseCoopers LLP as independent auditors for the Company for the fiscal year ending October 31, 2000.

6. To consider and act upon any other matters that may properly come before the meeting or any adjournment thereof.

Only stockholders of record at the close of business on January 25, 2000 will be entitled to receive notice of and to vote at the meeting or any adjournment thereof.

Your attention is directed to the accompanying Proxy Statement. Whether or not you plan to attend the meeting in person, you are urged to complete, sign, date and return the enclosed proxy card. If you attend the meeting and wish to vote in person, you may withdraw your proxy and vote your shares personally.

BY THE ORDER OF THE BOARD OF DIRECTORS,

/s/ Patricia A. Hlavacek

Patricia A. Hlavacek
Corporate Secretary

February 15, 2000

                               TRO LEARNING, INC.
                            POPLAR CREEK OFFICE PLAZA
                       1721 MOON LAKE BOULEVARD, SUITE 555
                            HOFFMAN ESTATES, IL 60194

                                 PROXY STATEMENT

                               GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of the enclosed proxy by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on March 30, 2000, at 9:00 a.m. (CST), at the Hyatt Regency Minneapolis, 1300 Nicollet Mall, Minneapolis, Minnesota 55403, and at any adjournment thereof, for the purpose set forth in the Notice of Annual Meeting of Stockholders.

Only the holders of the Company's Common Stock whose names appear of record on the Company's books at the close of business on January 25, 2000 will be entitled to vote at the Annual Meeting. At the close of business on January 25, 2000, a total of 6,916,802 shares of Common Stock were outstanding. Each holder of Common Stock is entitled to one vote for each share held. There is no right to cumulate voting as to any matter.

Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspectors of election appointed by the Company for the meeting, and the number of stockholders present in person or by proxy will determine whether or not a quorum is present. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote by the inspectors of election with respect to that matter.

A stockholder may, with respect to the election of directors, (i) vote "FOR" the election of all named director nominees, (ii) "WITHHOLD" authority to vote for all named director nominees, or (iii) vote "FOR" the election of all named director nominees other than any nominee with respect to whom the stockholder withholds authority to vote by so indicating in the appropriate space on the proxy card. A stockholder may, with respect to the proposals to approve the amendment to the Company's Certificate of Incorporation to effectuate a name change, to approve the TRO Learning, Inc. 2000 Stock Incentive Plan and 2000 Non-Employee Directors Stock Option Plan, and to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors, (i) vote "FOR" such proposal, (ii) vote "AGAINST" such proposal, or (iii) "ABSTAIN" from voting on such proposal.

Shares of Common Stock represented by proxies in the form solicited will be voted in the manner directed by the stockholder. If no direction is made, the proxy will be voted "FOR" the election of all named director nominees and "FOR" the proposals to approve the amendment to the Company's Certificate of Incorporation to effectuate a name change, to approve the TRO Learning, Inc. 2000 Stock Incentive Plan and 2000 Non-Employee Directors Stock Option Plan, and to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors. A stockholder may revoke his or her proxy at any time before it is voted by delivering to an officer of the Company a written notice of termination of the proxy's authority, by filing with an officer of the Company another proxy bearing a later date, or by appearing and voting at the meeting. This Proxy Statement and the form of proxy enclosed are being mailed on or about February 17, 2000.

Expenses in connection with the solicitation of proxies will be paid by the Company. Proxies are being solicited primarily by mail, but, in addition, officers and regular employees of the Company, who will receive no extra compensation for their services, may solicit proxies by telephone, telecopier, or personal calls.

A COPY OF THE COMPANY'S ANNUAL REPORT FOR THE YEAR ENDED OCTOBER 31, 1999 IS BEING FURNISHED TO EACH STOCKHOLDER WITH THIS PROXY STATEMENT. A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED OCTOBER 31, 1999 WILL BE PROVIDED WITHOUT CHARGE TO EACH RECIPIENT HEREOF UPON WRITTEN REQUEST DIRECTED TO JOHN MURRAY, PRESIDENT AND CHIEF OPERATING OFFICER, TRO LEARNING, INC., 4660 WEST 77TH STREET, EDINA, MINNESOTA 55435.

                                   PROPOSAL 1.
                              ELECTION OF DIRECTORS

The Board of Directors consists of seven persons and is divided into three classes, each of whose members serves for a staggered three-year term. The terms of the Class I Directors expire with this Annual Meeting of Stockholders. Each of the nominees for Class I Director, if elected, will serve three years until the 2003 Annual Meeting of Stockholders and until a successor has been elected and qualified. The current Class II and III Directors will continue in office until the 2001 and 2002 Annual Meetings, respectively.

Directors will be elected at the Annual Meeting by a plurality of the votes cast at the meeting by the holders of the shares entitled to vote in the election represented in person or by proxy. Thus, assuming a quorum is present, the two persons receiving the greatest number of votes will be elected to serve as members of the Board of Directors. Accordingly, abstentions and non-votes with respect to the election of directors will not affect the outcome of the election of directors. If any of the nominees should be unable or unwilling to serve as a director, an event that is not anticipated, the proxies will be voted for substitute nominees designated by the Board of Directors. The following sets forth information as to each of the nominees for election and each director continuing in office.

                             NOMINEES FOR DIRECTORS

              Class I - Nominees to Serve Until 2003 Annual Meeting

WILLIAM R. ROACH, age 59, has been Chairman of the Board of Directors and Chief Executive Officer of the Company since its formation in 1989. He also served as President of the Company until January 2000. Prior to founding the Company, from 1987 to 1988, Mr. Roach was President and Chief Executive Officer of Applied Learning International, Inc. ("ALI"), a training and education company and successor to Advanced Systems, Inc. ("ASI"), and a Director and Senior Vice President of ALI's parent, National Education Corporation ("NEC"). From 1981 to 1987, Mr. Roach was the Chief Executive Officer of ASI, a New York Stock Exchange listed training and education company which was acquired by NEC in 1987. After leaving ALI in 1988, Mr. Roach led a group of investors in pursuing an acquisition in the field of training and education.

JOHN L. KRAKAUER, age 58, a private investor and consultant, has been a Director of the Company since January 1993. From June 1989 to March 1995, Mr. Krakauer served as Executive Vice President of HealthCare COMPARE Corp., a medical cost management company. From May 1994 to March 1995, he served as a Director, and from July 1994 to December 1994, he served as interim President and Chief Executive Officer of Cardiac Alliance, Inc., a home health care company specializing in cardiac care.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" Proposal 1. Unless otherwise indicated, proxies solicited by the Board of Directors will be voted for the two Class I nominees of the Board of Directors named above.

                         DIRECTORS CONTINUING IN OFFICE

                  Class II - Serving Until 2001 Annual Meeting

MAJOR GENERAL VERNON B. LEWIS, JR. (USA RET), age 69, has been a Director of the Company since January 1993. Mr. Lewis is one of the founders of Military Professional Resources, Inc. ("MPRI"), a military training company. He is currently Chairman of the Board of Directors of MPRI. From 1989 to 1998, he served as Chief Executive Officer and a member of the Board of Directors of MPRI. From 1978 to 1989, Mr. Lewis served as Chief Executive Officer and Chairman of the Board of Directors of Cypress International, a defense systems marketing company.

JOHN PATIENCE, age 52, has served as a Director of the Company since its formation in 1989. Mr. Patience is currently a General Partner with Crabtree Partners, which invests capital and its management talent in technology-based businesses that are in a growth phase of development. From 1988 to 1995, Mr. Patience was a General Partner with Marquette Venture Partners, LP, a private venture capital firm. Mr. Patience is currently a Director of Ventana Medical Systems, Inc. and Stericycle, Inc.

JOHN MURRAY, age 44, was elected to the Board of Directors on January 31, 2000. He is currently President, Chief Operating Officer, and Acting Chief Financial Officer of the Company. Mr. Murray joined the Company in 1989 as Managing Director of the Company's United Kingdom subsidiary. From 1991 to 1994, he was Vice President, Eastern Aviation Sales & Operations, and from November 1994 to March 1996, he was Vice President, Aviation Sales & Operations. From April 1996 to October 1997, Mr. Murray served as Vice President, Product Development, and from October 1997 to October 1998, he served as Senior Vice President, Operations. From October 1998 to January 2000, he was Senior Vice President and Chief Financial Officer.

                  Class III - Serving Until 2002 Annual Meeting

JACK R. BORSTING, PH.D., age 71, has served as a Director of the Company since March 1993. From January 1994 to the present, he has served as the E. Morgan Stanley Professor of Business Administration at the University of Southern California. Dr. Borsting is also currently the Executive Director of the Center for Telecommunications Management at the University of Southern California. From 1988 to January 1994, he was Dean and Professor of Business Administration at the University of Southern California, Los Angeles. Dr. Borsting is currently a Director of Northrop Grumman and Whitman Education Group.

TONY J. CHRISTIANSON, age 47, has served as a Director of the Company since its formation in 1989. Mr. Christianson is a Managing Partner of Cherry Tree Investments, Inc. ("Cherry Tree"), a private equity investment firm focused on education businesses, application service providers, and IT services companies. Mr. Christianson was a founder of Cherry Tree in 1980 and is currently on the Board of Directors of Fourth Shift Corporation, Fair, Isaac & Company, Inc., and Peoples Educational Holdings, Inc.


                              DIRECTOR COMPENSATION

Directors who are not employees or affiliates of the Company receive $1,000 for attendance at each Board meeting. Directors also receive $1,000 for the first telephonic Board meeting with no additional compensation for any additional telephonic Board meetings during the year. Committee Chairs receive $750 and Committee members receive $500 for attendance at each Committee meeting. Committee Chairs also receive $750 and Committee members also receive $500 for the first telephonic Committee meeting with no additional compensation for any additional telephonic Committee meetings during the year.

Directors who are not employees or affiliates of the Company are eligible to receive grants of stock options. Eligible directors received options on April 6, 1999, to acquire an aggregate of 20,000 shares of the Company's Common Stock. The exercise price of these options is $5.75 per share (being the fair market value of the Company's stock on the date of grant). These options vest ratably over three years beginning one year from the date of grant and expire ten years following the date of grant.

Directors who are employees or affiliates of the Company receive no additional compensation for their services as directors of the Company.

                COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

The Board of Directors of the Company has an Audit Committee consisting of Messrs. Patience (Chair), Borsting and Christianson, and a Compensation Committee consisting of Messrs. Krakauer (Chair), Christianson and Lewis. The Company has no standing Nomination Committee; rather, the entire Board of Directors performs the functions that would otherwise be delegated to such committee.

The Board of Directors held four meetings in fiscal 1999. In addition, the Board passed several resolutions during fiscal 1999 by written consent.

The Audit Committee met once in fiscal 1999. The Audit Committee reviews the results and scope of the audit and other services provided by the Company's independent auditors, and recommends the appointment of independent auditors to the Board of Directors.

The Compensation Committee met twice in fiscal 1999. The Compensation Committee administers and makes awards under the Company's stock option and stock incentive plans and also studies and recommends the implementation of all compensation programs for directors and officers of the Company.

During fiscal 1999, each of the Company's current directors attended all of the meetings of the Board and Committees of which they were members.


                                   PROPOSAL 2.
                     TO APPROVE AN AMENDMENT TO CERTIFICATE
                  OF INCORPORATION TO EFFECTUATE A NAME CHANGE

On January 5, 2000, the Company announced its intent to change its name to PLATO in order to capitalize on the strength of the PLATO(R) brand name in the markets it serves. Due to increased focus placed on the PLATO name resulting from a brand strategy campaign, it became apparent that existing and potential customer recognition of the PLATO name was substantially heightened. As a result, the Company determined it would be in its best interests to change its name to further capitalize on this familiarity and association with PLATO products and services to attract future business. In addition to the name change for the public entity (TRO Learning Inc.), the Company has determined it would be in its best interests to also change the name of its wholly-owned business operations entity (The Roach Organization, Inc.) at the same time to PLATO, Inc. Both entities are served by the same Board of Directors. By approving this proposal, the stockholders will authorize the Board to amend the Certificate of Incorporation of TRO Learning, Inc. to reflect the name change. The amendment to the Certificate of Incorporation will take the following form:

TRO Learning, Inc.
                  "Article I hereby amended to read as follows:
   Article I
              The name of the corporation is PLATO Learning, Inc."

Management expects formal implementation of the name change with the Delaware Secretary of State to be completed no later than May 15, 2000, after stockholder approval. However, transitional uses of the names "TRO Learning" and "The Roach Organization" may continue for several months in order to minimize the risk of both vendor and customer confusion. There will be no adverse tax consequences associated with this name change. Implementation costs during fiscal year 2000 are not expected to be material. Even if this proposal is not approved by the stockholders, the Company expects to continue to utilize the name PLATO (to which it owns trademark rights) as its brand name, to promote the products and services delivered under this name, and to change the name of The Roach Organization, Inc. to PLATO, Inc.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" Proposal 2. Unless otherwise indicated, proxies solicited by the Board of Directors will be voted to change the name of the corporation.


                                   PROPOSAL 3.
                       APPROVAL OF THE TRO LEARNING, INC.
                            2000 STOCK INCENTIVE PLAN

The Board of Directors has determined that, in order to give the Company the ongoing flexibility to attract and retain the management and employee talent necessary for the Company's continued success, the types of incentive compensation awards that can be granted to selected managers and employees and the number of shares of the Company's Common Stock that may be issued or transferred pursuant to such awards should be increased from present levels.

Currently, the 1997 Employee Plan allows the Company to grant incentive awards in the form of stock options, stock appreciation rights, stock and cash. Options to purchase up to 600,000 shares of the Company's Common Stock can be granted under this plan. Of that number, approximately 101,500 shares remain available for grant under new stock options as of January 31, 2000.

The proposed 2000 Employee Plan would also allow the Company to grant incentive awards in the form of stock options, stock appreciation rights, stock and cash. The 2000 Employee Plan authorizes 700,000 shares of the Company's Common Stock to be issuable or transferable pursuant to awards.

While the Board of Directors recognizes the potential dilutive effect of compensatory stock awards, it also recognizes the significant motivational and performance benefits that are achieved from making such awards. The Board of Directors selected 700,000 shares for the 2000 Employee Plan considering (1) such number would be sufficient to provide shares for potential awards for at least the next several years, and (2) the potential dilutive effect as of January 31, 2000 of the 2000 Employee Plan, the 2000 Director Plan and the number of options remaining unissued under the Company's other stock option plans is approximately 11%.

The affirmative vote of a majority in interest of the stockholders present in person or by proxy at the Annual Meeting and entitled to vote will be required to approve the 2000 Employee Plan, a quorum being present.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" PROPOSAL 3. Unless otherwise indicated, proxies solicited by the Board of Directors will be voted for the approval of the 2000 Employee Plan.

     TRO LEARNING, INC. 2000 STOCK INCENTIVE PLAN (THE "2000 EMPLOYEE PLAN")

         Note that the 2000 Employee Plan has been approved by the Board of Directors and will be voted upon by the stockholders at the Annual Meeting. The operation of the plan is wholly contingent upon the approval of the plan by the stockholders.

Summary. A summary of the 2000 Employee Plan is set forth below. The summary is qualified in its entirety by reference to the full text of the 2000 Employee Plan, which is attached to this Proxy Statement as Appendix A.

The primary purposes of the 2000 Employee Plan are to promote the long-term success of the Company and its stockholders by strengthening the Company's ability to attract and retain highly competent employees to serve as officers and in other key roles and to provide a means to encourage stock ownership and proprietary interest in the Company. Grant of awards under this plan is consistent with the Company's goals of providing total employee compensation that is competitive in the marketplace recognizing meaningful differences in individual performance, fostering teamwork and offering the opportunity to earn above-average rewards when merited by individual and corporate performance. Any employee of (1) the Company, (2) any entity that is directly or indirectly controlled by the Company, or (3) any entity in which the Company has a significant equity interest, may be recommended by the Compensation Committee for approval by the Board of Directors to receive one or more awards under the 2000 Employee Plan. As of January 31, 2000, the Company and its subsidiaries had 315 full-time employees.

Under the 2000 Employee Plan, participants may receive stock options, stock appreciation rights ("SARs") or stock awards, as discussed in greater detail below. The Compensation Committee will generally recommend to the Board of Directors, for approval by the Board, the type or types of awards to be made to each participant; however, all awards to the Chief Executive Officer of the Company will be approved by the Compensation Committee in its sole discretion. Awards may be granted singly, in combination, or in tandem. Awards also may be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment for grants or rights under any other employee or compensation plan of the Company, including the plan of any acquired entity. "Fair Market Value" for all awards granted under the 2000 Employee Plan is defined generally as the closing price of a share of the Company's Common Stock on the NASDAQ National Market System for the date in question.

The performance criteria that may be used by the Compensation Committee in granting awards under the 2000 Employee Plan include achievement of strategic objectives, profitable growth, individual employee performance, or overall Company performance, where such goals may be stated in absolute terms or relative to comparable companies.

Stock Options. A stock option represents a right to purchase a specified number of shares of the Company's Common Stock during a specified period as recommended to the Board by the Compensation Committee. The purchase price per share for each stock option may not be less than 100% of Fair Market Value on the date of grant, subject to certain exceptions. A stock option may be in the form of an incentive stock option ("ISO") which complies with Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or a nonqualified stock option. The shares covered by a stock option may be purchased by (1) cash payment; (2) tendering (or attesting to ownership) shares of the Company's Common Stock; (3) third-party exercise transactions; or (4) any combination of these methods.

SARs. A stock appreciation right ("SAR") generally represents a right to receive payment, in cash and/or shares of the Company's Common Stock, equal to the excess of the Fair Market Value of a specified number of shares of the Company's Common Stock on the date the SAR is exercised over the Fair Market Value of such shares on the date the SAR was granted, as set forth in the applicable award agreement.

Stock Awards. A stock award represents an award made or denominated in shares of the Company's Common Stock or units equivalent in value to shares of the Company's Common Stock. All or part of any stock award may be subject to conditions and restrictions established by the Compensation Committee and set forth in the award agreement, which may include, but are not limited to, continuous service with the Company and/or the achievement of performance goals.

The Compensation Committee may provide that any awards under the 2000 Employee Plan earn dividends or dividend equivalents. Such dividends or dividend equivalents may be paid currently or may be credited to a participant's account. Any crediting of dividends or dividend equivalents may be made subject to such restrictions and conditions as the Committee may establish, including reinvestment in additional shares or share equivalents.

The aggregate number of shares of the Company's Common Stock which may be transferred to participants under the 2000 Employee Plan is 700,000. The aggregate number of shares of the Company's Common Stock that may be covered by awards granted to any single individual under the 2000 Employee Plan may not exceed 75,000 shares per fiscal year of the Company. Any or all of the shares under the 2000 Employee Plan may be granted in the form of ISOs.

In the event of a stock dividend, stock split or other change affecting the shares or share price of Common Stock, all shares of Common Stock available for issuance and outstanding under previously granted awards may be adjusted in an equitable manner as determined by the Compensation Committee.

Payment of awards may be in the form of cash, shares of the Company's Stock, other awards or combinations thereof as the Compensation Committee shall determine at the time of the grant, and with such restrictions as it may impose. The Compensation Committee also may require or permit participants to elect to defer the issuance of shares or the settlement of awards in cash under such rules and procedures as it may establish under the 2000 Employee Plan. It also may provide that deferred settlements include the payment or crediting of interest on the deferral amounts, or the payment or crediting of dividend equivalents where amounts are denominated in share equivalents.

Awards granted under the 2000 Employee Plan shall not be transferable or assignable other than: (1) by will or the laws of descent and distribution; (2) by gift or other transfer of an award to any trust or estate in which the original award recipient or such recipient's spouse or other immediate relative has a substantial beneficial interest, or to a spouse or other immediate relative, provided that such transfer is permitted by Rule 16b-3 under the Exchange Act as in effect when such transfer occurs and the Board of Directors does not rescind this provision prior to such transfer; or (3) pursuant to a qualified domestic relations order (as defined by the Code).

Federal Income Tax Consequences. In general, under the Code as presently in effect, a participant will not be deemed to receive any income for federal income tax purposes at the time an option or SAR is granted or a restricted stock award is made, nor will the Company be entitled to a tax deduction at that time. However, when any part of an option or SAR is exercised, when restrictions on restricted stock lapse, or when unrestricted stock award is made, the federal income tax consequences may be summarized as follows:

    1. In the case of an exercise of a non-qualified option, the participant will recognize ordinary income in an amount equal to the difference between the option price and the Fair Market Value of the Company's Common Stock on the exercise date.

    2. In the case of an exercise of a SAR, the participant will recognize ordinary income on the exercise date in an amount equal to any cash and unrestricted Common Stock received, at Fair Market Value on the exercise date.

    3. In the case of an exercise of an option or SAR payable in restricted stock, or in the case of an award of restricted stock, the immediate federal income tax effect for the recipient will depend on the nature of the restrictions. Generally, the value of the Company's Common Stock will not be taxable to the recipient as ordinary income until the year in which his or her interest in the stock is freely transferable or is no longer subject to a substantial risk of forfeiture. However, the recipient may elect to recognize income when the stock is received, rather than when his or her interest in the stock is freely transferable or is no longer subject to a substantial risk of forfeiture. If the recipient makes this election, the amount taxed to the recipient as ordinary income is determined as of the date of receipt of the restricted stock.

    4. In the case of an ISO there is no tax liability at the time of exercise. However, the excess of the Fair Market Value of the Company's Common Stock on the exercise date over the option price is included in the participant's income for purposes of the alternative minimum tax. If no disposition of the ISO stock is made before the later of one year from the date of exercise or two years from the date the ISO is granted, the participant will realize a long-term capital gain or loss upon a sale of the stock equal to the difference between the option price and the sale price. If the stock is not held for the required period, ordinary income tax treatment will generally apply to the amount of any gain at sale or exercise, whichever is less, and the balance of any gain or loss will be treated as capital gain or loss (long-term or short-term, depending on whether the shares have been held for more than one year).

    5. Upon the exercise of a non-qualified option or SAR, the award of stock, or the recognition of income on restricted stock, the Company will generally be allowed an income tax deduction equal to the ordinary income recognized by the employee. The Company does not receive an income tax deduction as a result of the exercise of an ISO, provided that the ISO stock is held for the required period as described above. When a cash payment is made pursuant to the award, the recipient will recognize the amount of the cash payment as ordinary income, and the Company will generally be entitled to a deduction in the same amount.

    6. The Company may not deduct compensation of more that $1,000,000 that is paid in a taxable year to certain "covered employees" as defined in Section 162(m) of the Code. The deduction limit, however, does not apply to certain types of compensation, including qualified performance-based compensation. The Company believes that compensation attributable to awards granted under the 2000 Employee Plan is qualified performance-based compensation and therefore not subject to the deduction limit.

Administration of the 2000 Employee Plan. The 2000 Employee Plan will be administered by the Compensation Committee, which has broad and exclusive authority to administer and interpret the 2000 Employee Plan and its provisions, as it deems necessary and appropriate. All decisions made by the Compensation Committee are final and binding on all persons affected by such decisions.

The 2000 Employee Plan may be amended by the Compensation Committee as it deems necessary or appropriate, except that any amendment for which stockholder approval is required for the Plan to continue to comply with the requirements of
Section 162(m) of the Code must be approved by affirmative vote of the stockholders in the manner described in the following paragraph prior to becoming effective.

The 2000 Employee Plan will become effective on the date it is approved by the affirmative vote of the holders of a majority of the stockholders present or represented, and entitled to a vote, at the Annual Meeting.

New Plan Benefits. No benefits or amounts have been allocated under the 2000 Employee Plan; nor are any such benefits or amounts now determinable. For comparison purposes, please refer to the grants and awards that were made in fiscal year 1999 under the 1997 Employee Plan, as shown in the 1999 stock option grants table on page 13. In addition to the data shown in that table, in 1999, 148,250 stock options were granted to all current elected officers as a group and 119,050 stock options were granted to all other employees as a group. The 1997 Employee Plan, like the 2000 Employee Plan, does not allow awards to non-employee Directors.

                                   PROPOSAL 4.
                       APPROVAL OF THE TRO LEARNING, INC.
                  2000 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

The Board of Directors has determined that, in order to give the Company the ongoing flexibility to attract and retain the non-employee director talent necessary for the Company's continued success, the number of shares of the Company's Common Stock that are issued pursuant to stock option awards should be increased from present levels.

The proposed 2000 Director Plan authorizes up to 200,000 shares to be issued under stock option grants to non-employee Directors.

The Board of Directors selected 200,000 shares for the 2000 Director Plan considering (1) such number would be sufficient to provide shares for potential awards for at least the next several years; and (2) the potential dilutive effect as of January 31, 2000 of the 2000 Director Plan, the 2000 Employee Plan and the number of options remaining unissued under the Company's other stock option plans is approximately 11%.

The affirmative vote of a majority in interest of the stockholders present in person or by proxy at the Annual Meeting and entitled to vote will be required to approve the 2000 Director Plan, a quorum being present.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" PROPOSAL 4. Unless otherwise indicated, proxies solicited by the Board of Directors will be voted for the approval of the 2000 Director Plan.

TRO LEARNING, INC. 2000 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN (THE "2000 Director Plan")

        Note that the 2000 Director Plan has been approved by the Board of Directors and will be voted upon at the Annual Meeting. The operation of the plan is wholly contingent upon the approval of the plan by the stockholders.

Summary. A summary of the 2000 Director Plan is set forth below. The summary is qualified in its entirety by reference to the full text of the 2000 Director Plan, which is attached to this Proxy Statement as Appendix B.

Awards. The 2000 Director Plan provides that any non-employee Director may be granted one or more nonqualified stock options under the plan. As of January 31, 2000, the Company had five non-employee Directors.

Stock options under the 2000 Director Plan may be approved by the Board of Directors or the Compensation Committee. The aggregate number of shares of the Company's Common Stock which may be transferred to participants under the 2000 Director Plan is 200,000.

The exercise price of options granted under the 2000 Director Plan will be the Fair Market Value of the Company's Common Stock on the date of grant. "Fair Market Value" for all options granted under the 2000 Director Plan is defined as the closing price of a share of the Company's Common Stock on the NASDAQ National Market System for the date in question. Each option granted under the plan vests in accordance with the schedule approved by the Board of Directors or the Compensation Committee. Vesting can only occur so long as the non-employee Director remains in continuous service from the grant date through the vesting date. Each option terminates ten years from the date of grant. In the event that the holder ceases service as a Director: (1) upon termination for any reason, the holder shall have the right to exercise all vested options under the Plan at any time through the original term of the option, if the holder served for five years or more;

(2) if the holder served for less than five years, the holder shall have the right to exercise all vested options under the Plan for one year after the holder ceases service as a Director as a result of death or disability; and (3) if the holder served for less than five years, the holder shall have the right to exercise all vested options under the Plan for 90 days after the holder ceases service as a Director for any reason other than death or disability.

Other Terms. Other features of options granted under the 2000 Director Plan, including the federal income tax consequences thereof, are analogous to those described for options granted under the 2000 Employee Plan, which description can be found under the heading "Proposal 3. Approval of the TRO Learning, Inc. 2000 Stock Incentive Plan" on page 5.

New Plan Benefits. The grant of any stock options under the 2000 Director Plan is subject to stockholder approval of the Plan at the Annual Meeting. Only non-employee Directors may receive stock options under the 2000 Director Plan.


                                   PROPOSAL 5.
                       APPOINTMENT OF INDEPENDENT AUDITORS

The Board of Directors has appointed PricewaterhouseCoopers LLP as independent auditors for the Company for the fiscal year ending October 31, 2000. A proposal to ratify this appointment will be presented at the Annual Meeting. PricewaterhouseCoopers LLP was first appointed in 1992 to examine the Company's financial statements. A representative from PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if so desired, and will be available to respond to appropriate questions from stockholders.

If a quorum is present, in order to approve the proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors, a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote on such proposal must vote in favor of it. Accordingly, abstentions will have the same effect as votes against and non-votes will reduce the number of shares considered present and entitled to vote on the proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" Proposal 5. Unless otherwise indicated, proxies solicited by the Board of Directors will be voted to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors. If the stockholders do not ratify the appointment of PricewaterhouseCoopers LLP, the Board of Directors is not obligated to appoint other auditors, but the Board of Directors will give consideration to such unfavorable vote.

                                  OTHER MATTERS

The Board of Directors of the Company knows of no other matters that may come before the meeting. However, if any matters other than those referred to above should properly come before the meeting calling for a vote of the stockholders, it is the intention of the persons named in the accompanying proxy card to vote on such matters in accordance with their best judgment.

                STOCKHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

Any proposal by a stockholder to be presented at the next Annual Meeting must be received at the Company's principal executive offices, Poplar Creek Office Plaza, 1721 Moon Lake Boulevard, Suite 555, Hoffman Estates, Illinois 60194 not later than October 31, 2000.


BY THE ORDER OF THE BOARD OF DIRECTORS,


/s/ PATRICIA A. HLAVACEK

Patricia A. Hlavacek
Corporate Secretary

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

The following table provides certain summary information relating to compensation paid to, or accrued by the Company on behalf of, the Company's Chief Executive Officer and the other four most highly compensated executive officers of the Company as of October 31, 1999 (together the "Named Officers"). The years 1999, 1998 and 1997 refer to the fiscal years ended October 31, 1999, 1998, and 1997, respectively.



                                                                                    LONG TERM
                                                                                   COMPENSATION
                                               ANNUAL COMPENSATION ($)               AWARDS
                                        --------------------------------------- ------------------
                                                                                    SECURITIES          ALL OTHER
         NAME AND PRINCIPAL                                                         UNDERLYING         COMPENSATION
        POSITION AT 10/31/99               YEAR         SALARY      BONUS (1)     OPTIONS (#) (2)           ($)
--------------------------------------  ------------  ------------  -----------  ------------------ ------------------
William R. Roach,                          1999           225,000          ---              48,000         12,480 (3)
  President and                            1998           225,000          ---                 ---         12,480 (3)
  Chief Executive Officer (4)              1997           225,865          ---                 ---         12,480 (3)
----------------------------------------------------------------------------------------------------------------------
John Murray,                               1999           175,000      100,000              24,000                ---
  Executive Vice President and             1998           140,000          ---              60,000                ---
  Chief Financial Officer (4)              1997           123,984          ---               8,000                ---
----------------------------------------------------------------------------------------------------------------------
G. Thomas Ahern,                           1999           140,000       48,733              19,000                ---
  Senior Vice President,                   1998           122,367       64,334              30,000                ---
  Sales and Marketing                      1997            95,365      104,628               8,000                ---
----------------------------------------------------------------------------------------------------------------------
Wellesley R. Foshay, Ph.D.,                1999           140,000          ---              12,000                ---
  Vice President, Instructional
  Design                                   1998           140,000          ---              20,000                ---
  and Cognitive Learning                   1997           128,769          ---               6,000                ---
----------------------------------------------------------------------------------------------------------------------
David H. LePage                            1999           130,000          ---              14,000                ---
  Vice President, Support                  1998           130,000          ---              20,000                ---
  Services and Distribution                1997           120,346          ---               6,000                ---
----------------------------------------------------------------------------------------------------------------------

(1)      Includes sales commissions and bonuses.

(2) None of the Named Officers has been granted stock appreciation rights ("SARs") or holds shares of restricted stock which are subject to performance-based conditions on vesting.

(3) Amount consists of premiums paid by the Company for term life insurance (of which the Company is not the beneficiary).

(4) In January 2000, the Company announced the promotion of John Murray to President and Chief Operating Officer, as well as Acting Chief Financial Officer. William R. Roach continues as Chairman of the Board of Directors and Chief Executive Officer.

                        OPTION GRANTS IN LAST FISCAL YEAR

The following table provides information relating to grants of stock options to the Named Officers during fiscal 1999. No SARs were granted to the Named Officers in fiscal 1999, and none of the Named Officers held SARs as of October 31, 1999.


                                              PERCENT OF                                 POTENTIAL REALIZABLE VALUE
                                                 TOTAL                                   AT ASSUMED ANNUAL RATES OF
                             NUMBER OF         OPTIONS                                    STOCK PRICE APPRECIATION
                             SECURITIES       GRANTED TO                                  FOR OPTION TERM ($) (2)
                             UNDERLYING       EMPLOYEES       EXERCISE                   ---------------------------
                          OPTIONS GRANTED      IN FISCAL       PRICE       EXPIRATION
          NAME                (#) (1)            1999        ($/SHARE)        DATE           5%             10%
 -----------------------  -----------------  -------------  ------------- ------------- -------------- --------------
 William R. Roach                   24,000       9.0%               9.00    12/10/08          351,841        560,250
                                    24,000       9.0%               6.75    9/17/09           263,882        420,185
 --------------------------------------------------------------------------------------------------------------------
 John Murray                        12,000       4.5%               9.00    12/10/08          175,921        280,125
                                    12,000       4.5%               6.75    9/17/09           131,941        210,093
 --------------------------------------------------------------------------------------------------------------------
 G. Thomas Ahern                     9,000       3.4%               9.00    12/10/08          131,941        210,093
                                    10,000       3.7%               6.75    9/17/09           109,950        175,078
 --------------------------------------------------------------------------------------------------------------------
 Wellesley R. Foshay                 6,000       2.2%               9.00    12/10/08           87,961        140,061
                                     6,000       2.2%               6.75    9/17/09            65,969        105,050
 --------------------------------------------------------------------------------------------------------------------
 David H. LePage                     7,000       2.6%               9.00    12/10/08          102,621        163,406
                                     7,000       2.6%               6.75    9/17/09            76,967        122,557
 --------------------------------------------------------------------------------------------------------------------

(1) All options granted in fiscal 1999 were granted at 100% of the fair market value of the Company's Common Stock on the date of grant. Options vest ratably over a three-year period beginning one year from the date of grant and expire ten years following the date of grant.

(2) Assumes appreciation in value from the date of grant to the end of the option term at the indicated rate. The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, of the Company's stock price.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END
OPTION VALUES

The following table provides information relating to exercises of stock options during fiscal 1999 and holdings of unexercised stock options at October 31, 1999 by the Company's Named Officers.


                                                            NUMBER OF SECURITIES
                                                           UNDERLYING UNEXERCISED          VALUE OF UNEXERCISED
                                                               OPTIONS HELD AT           IN-THE-MONEY OPTIONS AT
                                              VALUE         OCTOBER 31, 1999 (#)         OCTOBER 31, 1999 ($) (1)
                                                         ----------------------------  -----------------------------
                        SHARES ACQUIRED     REALIZED
         NAME           ON EXERCISE (#)      ($) (1)     EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
 ---------------------- -----------------  ------------  ------------  --------------  ------------- ---------------
 William R. Roach             ---              ---           332,400      48,000            ---             ---
 John Murray                  ---              ---            49,534      66,666          1,876             ---
 G. Thomas Ahern              ---              ---            64,888      41,666         53,755             ---
 Wellesley R. Foshay          ---              ---            32,820      27,334          7,498             ---
 David H. LePage              ---              ---            47,430      29,334         77,090             ---

(1) Aggregate market value on exercise date or October 31, 1999, as appropriate, less aggregate exercise price.

                         OTHER COMPENSATION ARRANGEMENTS

William R. Roach, the Company's Chief Executive Officer has entered into a Severance and Non-Competition Agreement (the "Severance Agreement") with the Company. Mr. Roach's Severance Agreement provides for two years salary and benefits upon termination without cause or resignation after a material adverse change or reduction in position or responsibilities, and precludes employment in any capacity, during or for two years after termination of employment with the Company, in any business or activity competitive with the Company's principal businesses. The total amount payable by the Company under this agreement is approximately $450,000.

The other Named Officers have each entered into an Employment Security Agreement ("Employment Agreement") with the Company. If there is a change in control of the Company, the Employment Agreement provides for a lump sum cash payment to the Named Officer as long as the Named Officer is still employed by the Company. In addition, within twelve months after a change in control, if the Named Officer's employment is terminated without good cause or the Named Officer should voluntarily terminate such employment with good reason, the Employment Agreement provides for severance payments equal to 12 to 24 months of current compensation. The following sets forth the potential cash payments to the Named
Officers:


                                     LUMP SUM          SEVERANCE
                                     PAYMENT           PAYMENTS       SEVERANCE PERIOD
                                 -----------------  ----------------  -----------------
John Murray                           $200,000           $400,000        24 months
G. Thomas Ahern                        140,000            210,000        18 months
Wellesley R. Foshay                    147,000            147,000        12 months
David H. LePage                        136,500            136,500        12 months
                                      ========           ========
                                      $623,500           $893,500
                                      ========           ========

Additionally, two other executive officers of the Company have each entered into an Employment Agreement with the Company with potential cash payments of $100,000 or more.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee during fiscal year 1999 were Messrs. Krakauer, Christianson, and Lewis. None of the Compensation Committee members are employees or executive officers of the Company. None of the Company's directors or executive officers is a director or executive officer of any other company that has a director or executive officer who is also a director of the Company.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

This report is submitted by Messrs. Krakauer, Christianson, and Lewis in their capacity as the Board of Directors' Compensation Committee and addresses the Company's compensation policies for fiscal 1999 as they affected the Chief Executive Officer (the "CEO") and the other executive officers of the Company (including the Named Officers).

                             Compensation Philosophy

The Company's compensation philosophy, as developed under the supervision of the Compensation Committee, is highly incentive oriented, particularly for executive officers. The goals of the executive compensation program are to attract, retain, and reward executive officers who contribute to the success of the Company. Compensation opportunities are aligned with the Company's business objectives. The compensation programs are designed to motivate executive officers to meet annual corporate performance goals and enhance long-term stockholder value.

In designing and administering the individual elements of the executive compensation program, the Committee strives to balance short and long-term incentive objectives and use prudent judgment in establishing performance criteria, evaluating performance, and determining incentive awards.

                    Overview of Executive Compensation Policy

The executive compensation program is designed to be closely linked to corporate performance and returns to stockholders. Accordingly, the Company has developed an overall compensation strategy and specific compensation plans that tie a significant portion of executive compensation to the Company's success in meeting specified performance goals. The overall objectives of this strategy are to motivate the CEO and executive officers to achieve the goals inherent in the Company's business strategy, to link executive and stockholder interests through equity-based plans to maintain a high quality core of executives, and finally, to provide a compensation package that recognizes individual contributions, as well as overall business results.

The Compensation Committee receives the recommendations of the CEO for the compensation to be paid to executive officers, including the Named Officers, and after due deliberation determines the compensation of such executive officers and the CEO. This process is designed to ensure consistency throughout the executive compensation program. The key elements of the Company's executive compensation program consist of base salary, annual cash incentive compensation, and stock option incentives.

The Compensation Committee believes the CEO's compensation should be heavily influenced by Company performance, including the achievement of long-term strategic objectives, profitable growth, and increased stockholder value. Therefore, although there is necessarily some subjectivity in setting the CEO's base salary, major elements of the compensation package are directly tied to Company performance. The CEO's annual salary was approximately $225,000 in fiscal 1999. The CEO's stock option incentive grants in fiscal 1999 resulted from the achievement of fiscal 1998 revenue and earnings growth objectives and certain strategic growth objectives and were granted on December 10, 1998 and September 17, 1999 at fair market value.

The Compensation Committee's policies with respect to each of the compensation program elements are discussed below. In addition, while the elements of compensation described below are considered separately, the Compensation Committee takes into account the full compensation package provided by the Company, including group health and life insurance and participation in the Company's 401(k) Plan.
                                  Base Salaries

Salaries for executive officers are determined by evaluating the responsibilities of the position held and the experience of the individual, as well as their contribution to the achievement of Company goals. The Committee believes that the Company generally establishes relatively conservative executive officer base salaries. These base salaries are reviewed annually by the Committee in view of overall Company performance and may be adjusted to reflect changes in responsibilities and the executive's personal contribution to corporate performance.

                       Annual Cash Incentive Compensation

The annual cash incentive portion of the executive compensation program provides for sales commissions and bonuses. Commissions are based on revenues and bonuses are based on the achievement of pre-established annual goals.

                             Stock Option Incentives

Stock options provide executives with the opportunity to build an equity interest in the Company and to share in the appreciation of the value of the Company's stock. Stock options are granted at the fair market value of the stock on the date of the grant, are subject to vesting over time, and only have future value for the executives if the stock price appreciates from the date of grant. Factors influencing stock option grants to executive officers include the performance of the Company, the relative levels of responsibility, contributions to the business of the Company, and competitiveness with other growth-oriented companies. Stock options granted to executive officers are approved by the Committee.

Stock option incentive grants to the CEO and the other Named Officers in fiscal 1999 resulted from the achievement of fiscal 1998 revenue and earnings growth objectives and certain strategic growth objectives and were granted on December 10, 1998 and September 17, 1999 at fair market value.

                                    Benefits

Benefits offered to executive officers are largely those that are offered to the general employee population, such as group health and life insurance coverage and participation in the Company's 401(k) Plan. In addition, the CEO is provided with supplemental life insurance. These benefits are not tied directly to corporate performance.

The Compensation Committee believes that the Company's executive compensation policies and programs serve the interests of the Company and its stockholders.


                                      THE COMPENSATION COMMITTEE OF
                                      THE BOARD OF DIRECTORS

                                      John L. Krakauer, Chair
                                      Tony J. Christianson
                                      Maj. Gen. Vernon B. Lewis, Jr. (USA Ret.)

                             STOCK PERFORMANCE GRAPH

In accordance with Securities and Exchange Commission regulations, the following performance graph compares the cumulative total stockholder return on the Company's Common Stock to the cumulative total return on the NASDAQ Composite Index and the weighted average return of a peer group (described below) for the five years ended October 31, 1999, assuming an initial investment of $100 and the reinvestment of all dividends.

The peer group consists of companies with training and education operations. Although the businesses of these companies include operations outside of the training and education industry, and/or serve markets different than those of the Company, the Company believes the selection of these companies for comparison purposes is reasonable.

The peer group consists of CBT Group PLC ("CBT"), Computer Learning Centers, Inc. ("CLC"), and Apollo Group, Inc. ("Apollo"). Since CBT, CLC, and Apollo have not been publicly traded for the entire five-year period, these companies are included in the peer group as of October 31, 1995 through October 31, 1999. The peer group prior to October 31, 1995 consists of Broderbund Software, Inc. ("Broderbund") and The Learning Company, Inc. ("TLC"). Broderbund was acquired by TLC in 1998 and its stock is no longer independently traded. Mattel, Inc. subsequently acquired TLC and Mattel is not considered a peer for this comparison.

                                     [GRAPH]



               10/31/1994      10/31/1995     10/31/1996      10/31/1997       10/31/1998     10/31/1999
               ----------      ----------     ----------      ----------       ----------     ----------
  TRO Learning    $100.0          $116.7         $263.0           $111.1          $109.3          $78.7
  Peer Group       100.0            40.1           48.9             72.6            49.9           43.4
  NASDAQ Comp.     100.0           133.3          157.1            205.0           227.8          381.5

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of January 25, 2000 information about the beneficial ownership of Common Stock of the Company by each stockholder who is known by the Company to own beneficially more than 5% of its outstanding Common Stock. Except as otherwise indicated, the stockholders listed in the table have sole voting and investment powers with respect to the shares indicated.


                   Name and Address of                         Number of Shares
                     Beneficial Owner                       Beneficially Owned (1)        Percent of Class (2)
     -------------------------------------------------    ---------------------------    ------------------------
     William R. Roach (3)                                         1,169,770                        17%
     Poplar Creek Office Plaza
     1721 Moon Lake Boulevard
     Suite 555
     Hoffman Estates, Illinois 60194

     Cherry Tree & Co. LLC                                         558,305                         8%
     Centennial Lakes Office Park
     7601 France Avenue South, Suite 225
     Edina, Minnesota  55435

     KA Investments LDC (4)                                        500,825                         7%
     c/o Deephaven Capital Management LLC
     1712 Hopkins Crossroads
     Minnetonka, Minnesota  55305


The following table sets forth, as of January 25, 2000, information about the beneficial ownership of Common Stock of the Company by each director, each Named Officer, and by all directors and all executive officers as a group. Except as otherwise indicated, the stockholders listed in the following table have sole voting and investment powers with respect to the shares indicated.


                 Directors and                          Number of Shares
                Named Officers                       Beneficially Owned (1)          Percent of Class (2)
  --------------------------------------------     ----------------------------     -----------------------
 G. Thomas Ahern (5)                                          81,851                          1%
 Jack R. Borsting (6)                                         21,500                          *
 Tony J. Christianson (7)                                    558,305                          8%
 Wellesley R. Foshay (8)                                      49,705                          1%
 John L. Krakauer (9)                                         88,500                          1%
 David H. LePage (10)                                         57,246                          1%
 Vernon B. Lewis, Jr. (6)                                     42,950                          1%
 John Murray (11)                                             63,661                          1%
 John Patience (12)                                           54,512                          1%
 William R. Roach (3)                                      1,169,770                         17%
 All directors and executive officers as a
 group (14 individuals) (7)(13)                            2,260,056                         33%


*    Less than 1%

(1) The number of shares beneficially owned includes (a) actual shares of the Company's Common Stock, (b) shares subject to currently exercisable options and options which become exercisable within 60 days of January 25, 2000 (together "currently exercisable options"), and (c) shares subject to conversion of the Company's Series C Convertible Redeemable Preferred Stock (the "Series C Preferred"). Under regulations of the Securities and Exchange Commission, persons who own or have the power to vote or dispose of shares, either alone or jointly with others, are deemed to be the beneficial owners of such shares. Such persons are also deemed to be the beneficial owners of shares beneficially owned by certain family members.
(2) Shares subject to currently exercisable options and conversion of the Series C Preferred are considered outstanding for the purpose of determining the percent of class held by the holder of such options or securities, but not for the purpose of computing the percentage held by others. For the purpose of computing these percentages, the number of shares of the Company's Common Stock outstanding as of January 25, 2000 was 6,916,802.
(3) Excludes an aggregate of 42,128 shares of Common Stock held of record by the adult children of William R. Roach, and 147,609 shares held of record by a family limited partnership, over which Mr. Roach maintains voting authority but disclaims beneficial ownership. Includes 340,400 shares subject to currently exercisable options.
(4) Includes 500,825 shares subject to conversion of the holder's Series C Preferred. The number of shares of Common Stock that would be received upon an assumed conversion as of January 25, 2000 was calculated pursuant to the terms of the Series C Preferred. Certain conversion restrictions exist, however, that prevent a Series C Preferred holder from beneficially owning more than 4.999% of the Company's outstanding Common Stock, without giving proper notice to the Company.
(5)  Includes 67,888 shares subject to currently exercisable options.
(6)  Includes 17,000 shares subject to currently exercisable options.
(7) Includes 548,360 shares held of record by Cherry Tree & Co. LLC as to which Mr. Christianson (an affiliate of Cherry Tree) disclaims beneficial ownership.
(8)  Includes 33,566 shares subject to currently exercisable options.
(9)  Includes 8,500 shares subject to currently exercisable options.
(10) Includes 49,763 shares subject to currently exercisable options.
(11) Includes 53,534 shares subject to currently exercisable options.
(12) Includes 5,000 shares subject to currently exercisable options.
(13) Includes 654,379 shares subject to currently exercisable options.

      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires executive officers and directors, and persons who beneficially own more than 10% of the Company's Common Stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC"). Executive officers, directors, and greater than 10% beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on a review of the copies of such forms furnished to the Company and written representations from the executive officers and directors, the Company believes that all Section 16(a) filing requirements applicable to its executive officers and directors were complied with during its fiscal year 1999.

                                   APPENDIX A

                               TRO LEARNING, INC.
                            2000 STOCK INCENTIVE PLAN
--------------------------------------------------------------------------------

1. Purpose. The TRO Learning, Inc. 2000 Stock Incentive Plan (the "Plan") is intended to promote the long-term success of TRO Learning, Inc. (the "Company") and its stockholders by strengthening the Company's ability to attract and retain highly competent managers and other selected employees and to provide a means to encourage stock ownership and proprietary interest in the Company. The Plan is intended to provide participants with stock-based incentive compensation which is not subject to the deduction limitation rules prescribed under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and should be construed to the extent possible as providing for remuneration which is "performance-based compensation" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder.

2. Term. The Plan shall become effective upon its ratification and approval by the affirmative vote of the holders of a majority of the securities of the Company present or represented, and entitled to vote at a meeting of stockholders of the Company, and shall terminate at the close of business on the tenth anniversary of such approval date unless terminated earlier under Section
14. After termination of the Plan, no future awards may be granted, but previously granted awards shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of the Plan.

3. Plan Administration. A committee (the "Compensation Committee") appointed by the Board of Directors of the Company (the "Board") shall be responsible for administering the Plan. The Compensation Committee shall be comprised of two or more nonemployee members of the Board who shall qualify as outside Directors to administer the Plan as contemplated by (1) Rule 16b-3 under the Securities and Exchange Act of 1934 (the "Exchange Act") or any successor rules; and (2)
Section 162(m) of the Code. Except as otherwise provided in the Plan, the Compensation Committee shall have full and exclusive power to interpret the Plan and to adopt such rules, regulations and guidelines for carrying out the Plan as it may deem necessary or proper, and such power shall be executed in the best interests of the Company and in keeping with the objectives of the Plan. The interpretation and construction of any provision of the Plan or any option or right granted hereunder and all determinations by the Compensation Committee in each case shall be final, binding and conclusive with respect to all interested parties.

4. Eligibility. Any employee of the Company shall be eligible to receive one or more awards under the Plan. "Company" includes any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant equity interest, as determined by the Compensation Committee.

5. Shares of Common Stock Subject to the Plan. Subject to the provisions of
Section 6 of the Plan, the aggregate number of shares of Common Stock, $.01 par value, of the Company ("Stock") which may be transferred to participants under the Plan shall be 700,000, and the aggregate number of shares of Stock that may be covered by awards granted to any single individual under the Plan shall not exceed 75,000 shares per fiscal year of the Company. Any or all of such shares may be granted in the form of incentive stock options ("ISOs") intended to comply with Section 422 of the Code.

Shares subject to awards under the Plan which expire, terminate, or are canceled prior to exercise or, in the case of awards granted under Section 8.3, do not vest, shall thereafter be available for the granting of other awards. Shares which have been exchanged by a participant as full or partial payment to the Company in connection with any award under the Plan also shall thereafter be available for the granting of other awards. In instances where a stock appreciation right ("SAR") or other award is settled in cash, the shares covered by such award shall remain available for issuance under the Plan. Likewise, the payment of cash dividends and dividend equivalents paid in cash in conjunction with outstanding awards shall not be counted against the shares available for issuance. Any shares that are issued by the Company, and any awards that are granted through the assumption of, or in substitution for, outstanding awards previously granted by an acquired entity shall not be counted against the shares available for issuance under the Plan.

Any shares of Stock issued under the Plan may consist in whole or in part of authorized and unissued shares or of treasury shares, and no fractional shares shall be issued under the Plan. Cash may be paid in lieu of any fractional shares in settlements of awards under the Plan.

6. Adjustments. In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting shares of Stock or share price, such proportionate adjustments, if any, as the Compensation Committee in its discretion may deem appropriate to reflect such change shall be made with respect to (1) the aggregate number of shares of Stock that may be issued under the Plan; (2) each outstanding award made under the Plan; and (3) the exercise price per share for any outstanding stock options, SARs or similar awards under the Plan.

7. Fair Market Value. "Fair Market Value," for all purposes of the Plan, shall mean the closing price of a share of Stock on the NASDAQ National Market System for the date in question. If no sales of shares were made on such date, the closing price of a share as reported for the preceding day on which a sale of shares occurred shall be used.

8. Awards. Except as otherwise provided in this Section 8, the Compensation Committee shall recommend to the Board the type or types of award(s) to be made to each participant and the number of shares of Stock subject to each such award, and any other terms, conditions and limitations applicable to such award, and the Board shall grant awards under the Plan after considering such recommendations. Awards may be granted singly, in combination or in tandem. Awards also may be made in combination or in tandem with, in replacement of, as alternatives to or as the payment form for grants or rights under any other compensation plan or individual contract or agreement of the Company including those of any acquired entity. The types of awards that may be granted under the Plan are:

   8.1 Stock Options. A stock option is a right to purchase a specified number of shares of Stock during a specified period. The purchase price per share for each stock option shall be not less than 100% of Fair Market Value on the date of grant, except if a stock option is granted retroactively in tandem with or as a substitution for a SAR, the exercise price may be no lower than the Fair Market Value of a share as set forth in award agreements for such tandem or replaced SAR. A stock option may be in the form of an ISO which complies with Section 422 of the Code. The price at which shares may be purchased under a stock option shall be paid in full by the optionee at the time of the exercise in cash or such other method permitted by the Compensation Committee, including (1) tendering shares; (2) authorizing a third party to sell the shares (or a sufficient portion thereof) acquired upon exercise of a stock option and assigning the delivery to the Company of a sufficient amount of the sale proceeds to pay for all the shares acquired through such exercise; or (3) any combination of the above.

   8.2 SARs. A SAR is a right to receive a payment, in cash and/or shares, equal to the excess of the Fair Market Value of a specified number of shares of Stock on the date the SAR is exercised over the Fair Market Value on the date the SAR was granted as set forth in the applicable award agreement; except that if a SAR is granted retroactively in tandem with or in substitution for a stock option, the designated Fair Market Value set forth in the award agreement shall be no lower than the Fair Market Value of a share for such tandem or replaced stock option.

   8.3 Stock Awards. A stock award is a grant made or denominated in shares or units equivalent in value to shares. All or part of any stock award may be subject to conditions and restrictions as set forth in the applicable award agreement, which may be based on continuous service with the Company or the achievement of performance goals related to profits, profit growth, profit-related return ratios, cash flow or total stockholder return, where such goals may be stated in absolute terms or relative to comparable companies.

Notwithstanding the foregoing, the Compensation Committee shall have full and exclusive authority to determine the type or types of awards to be made to the Chief Executive Officer of the Company, the number of shares subject to each such award and any other terms, conditions and limitations applicable to such awards.

9. Dividends and Dividend Equivalents. Any awards under the Plan may earn dividends or dividend equivalents as set forth in the applicable award agreement. Such dividends or dividend equivalents may be paid currently or may be credited to a participant's account. Any crediting of dividends or dividend equivalents may be subject to such restrictions and conditions may be established in the applicable award agreement, including reinvestment in additional shares or share equivalents.

10. Deferrals and Settlements. Payment of awards may be in the form of cash, stock, other awards or combinations thereof as shall be determined at the time of grant, and with such restrictions as may be imposed in the award agreement. The Compensation Committee also may require or permit participants to elect to defer the issuance of shares or the settlement of awards in cash under such rules and procedures as it may establish under the Plan. It also may provide that deferred settlements include the payment or crediting of interest on the deferral amounts, or the payment or crediting of dividend equivalents where the deferral amounts are denominated in shares.

11. Transferability and Exercisability. Awards granted under the Plan shall not be transferable or assignable other than (1) by will or the laws of descent and distribution; (2) by gift or other transfer of an award to any trust or estate in which the original award recipient or such recipient's spouse or other immediate relative has a substantial beneficial interest, or to a spouse or other immediate relative, provided that any such transfer is permitted by Rule 16b-3 under the Exchange Act as in effect when such transfer occurs and the Board does not rescind this provision prior to such transfer; or (3) pursuant to a domestic relations order (as defined by the Code). However, any award so transferred shall continue to be subject to all the terms and conditions contained in the instrument evidencing such award.

12. Award Agreements. Awards under the Plan shall be evidenced by agreements as approved by the Compensation Committee that set forth the terms, conditions and limitations for each award, which may include the term of an award (except that in no event shall the term of any ISO exceed a period of ten years from the date of its grant), the provisions applicable in the event the participant's employment terminates, and the Compensation Committee's authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind any award. The Compensation Committee need not require the execution of any such agreement, in which case acceptance of the award by the participant shall constitute agreement to the terms of the award.

13. Acceleration and Settlement of Awards. The Compensation Committee shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation or change of control of the Company, as defined by the Compensation Committee, to provide for the acceleration of vesting and for settlement, including cash payment of an award granted under the Plan, upon or immediately before the effectiveness of such event. However, the granting of awards under the Plan shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure, or to merge, consolidate, dissolve, liquidate, sell or transfer all or any portion of its businesses or assets.

14. Plan Amendment. The Plan may be amended by the Compensation Committee as it deems necessary or appropriate to better achieve the purposes of the Plan, except that no such amendment shall be made without the approval of the Company's stockholders which would increase the number of shares available for issuance in accordance with Sections 5 and 6 of the Plan, or cause the Plan not to comply with Section 162(m) of the Code. The Board may suspend the Plan or terminate the Plan at any time; provided, that no such action shall adversely affect any outstanding benefit. Any shares authorized under Section 5 (or any amendment thereof) with respect to which no Award is granted prior to termination of the Plan, or with respect to which an Award is terminated, forfeited or canceled after termination of the Plan, shall automatically be transferred to any subsequent stock incentive plan for employees of the Company.

15. Tax Withholding. The Company shall have the right to deduct from any settlement of an award made under the Plan, including the delivery or vesting of shares, a sufficient amount to cover withholding of any federal, state or local taxes required by law, or to take such other action as may be necessary to satisfy any such withholding obligations. The Compensation Committee may, in its discretion and subject to such rules as it may adopt, permit participants to use shares to satisfy required tax withholding and such shares shall be valued at the Fair Market Value as of the settlement date of the applicable award.

16. Registration of Shares. Notwithstanding any other provision of the Plan, the Company shall not be obligated to offer or sell any shares unless such shares are at that time effectively registered or exempt from registration under the Securities Act of 1933, as amended (the "Securities Act") and the offer and sale of such shares are otherwise in compliance with all applicable federal and state securities laws and the requirements of any stock exchange or similar agency on which the Company's securities may then be listed or quoted. The Company shall have no obligation to register the shares under the federal securities laws or take any other steps as may be necessary to enable the shares to be offered and sold under federal or other securities laws. Prior to receiving shares a Plan participant may be required to furnish representations or undertakings deemed appropriate by the Company to enable the offer and sale of the shares or subsequent transfers of any interest in such shares to comply with the Securities Act and other applicable securities laws. Certificates evidencing shares shall bear any legend required by, or useful for the purposes of compliance with, applicable securities laws, this Plan or award agreements.

17. Other Benefit and Compensation Programs. Unless otherwise specifically determined by the Compensation Committee, settlements of awards received by participants under the Plan shall not be deemed a part of a participant's regular, recurring compensation for purposes of calculating payments or benefits from any Company benefit plan or severance program. Further, the Company may adopt other compensation programs, plans or arrangements as it deems appropriate or necessary.

18. Unfunded Plan. Unless otherwise determined by the Compensation Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company and any participant or other person. To the extent any person holds any rights by virtue of an award granted under the Plan, such rights shall be no greater than the rights of an unsecured general creditor of the Company.

19. Use of Proceeds. The cash proceeds received by the Company from the issuance of shares pursuant to awards under the Plan shall constitute general funds of the Company.

20. Regulatory Approvals. The implementation of the Plan, the granting of any award under the Plan, and the issuance of shares upon the exercise or settlement of any award shall be subject to the Company's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the awards granted under it or the shares issued pursuant to it.

21. Employment Rights. The Plan does not constitute a contract of employment and participation in the Plan will not give a participant the right to continue in the employ of the Company on a full-time, part-time or any other basis. Participation in the Plan will not give any participant any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan.

22. Governing Law. The validity, construction and effect of the Plan and any actions taken or relating to the Plan shall be determined in accordance with the laws of the State of Illinois and applicable federal law.

23. Successors and Assigns. The Plan shall be binding on all successors and assigns of a participant, including, without limitation, the estate of such participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the participant's creditors.



                                   APPENDIX B

                               TRO LEARNING, INC.
                  2000 NONEMPLOYEE DIRECTORS STOCK OPTION PLAN
--------------------------------------------------------------------------------

1. Purpose. The purpose of the TRO Learning, Inc. 2000 Nonemployee Directors Stock Option Plan (the "Plan") is to attract and retain highly qualified people who are not employees of TRO Learning, Inc. (the "Company") or any of its subsidiaries to serve as Nonemployee Directors of the Company, and to encourage Nonemployee Directors to own shares of the Company's Common Stock, $.01 par value (the "Stock").

2. Administration. Grants of Options under the Plan shall be made in the manner provided in Section 5. All questions of interpretation of the Plan or of any options issued hereunder shall be determined by a committee (the "Compensation Committee") consisting of two or more members appointed by the Board of Directors of the Company (the "Board").

3. Eligibility. Only a member of the Board who is not an employee of the Company or any of its subsidiaries (a "Nonemployee Director") shall be eligible to participate in the Plan.

4. Shares Available for Options.

   4.1. Available Shares. "Option" shall mean an option granted under the provisions of Section 5 of this Plan to purchase Stock. "Date of Grant" shall mean the date of grant of an Option. The Company intends that Options shall constitute nonqualified stock options (and not incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code")). Subject to adjustment under Section 4.2, Options may be granted under the Plan in respect of a maximum of 200,000 shares of Stock. Shares subject to an Option that expires or terminates unexercised shall again be available for Options hereunder to the extent of such expiration or termination. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

   4.2. Adjustments. In the event of any stock dividend, stock split, recapitalization, reorganization, merger, consolidation, combination or exchanges of shares, or any other similar change affecting the Stock, an appropriate adjustment to reflect any such change shall be made in the total number and class of shares for which Options may be granted and the number and class of shares and the price per share of any Option theretofore granted to the extent unexercised. Such adjustment shall be as determined by the Compensation Committee; provided that any such computation shall be rounded to the nearest whole share and no such modification shall require the issuance of fractional shares.

5. Stock Options. Each Option granted under the Plan shall be approved by the entire Board or the Compensation Committee, and evidenced by a written agreement in such form as the Compensation Committee shall approve, and shall be subject to Section 4 and the following terms and conditions:

     5.1. Terms and Conditions. The exercise price for each share of Stock subject to the Option shall be the Fair Market Value of a share of Stock on the Date of Grant of such Option, and the Option shall become exercisable according to the schedule approved by the Board (or the Compensation Committee) and set forth in the Option agreement. Except as otherwise provided in Section 5.3, each Option shall terminate ten years from the Date of Grant.

     5.2. Exercise of Options. An option, or portion thereof, shall be exercised by delivery of a written notice of exercise to the Secretary of the Company and payment of the full purchase price (the "Exercise Price") for the shares being purchased pursuant to the Option. The Exercise Price may be paid either (1) in cash, (2) in shares of Stock already owned by the Nonemployee Director who is granted an Option (including any other person entitled to exercise the Option, the "Optionee") and to which the Optionee has good title, free and clear of all liens and encumbrances, or partly in cash and partly in such shares of Stock, (3) by authorizing the Company to retain whole shares of Stock which would otherwise be issuable upon exercise of the Option having a fair market value determined as of the date of exercise, (4) in cash submitted by a broker-dealer to whom the Optionee has submitted an irrevocable notice of exercise, or (5) a combination of
     (1), (2) and (3); provided that the method of paying the Exercise Price shall be in compliance with Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations thereunder. The value of shares delivered in payment of the Exercise Price shall be their Fair Market Value as of the date of exercise of the Option. Payments in cash may be made by the delivery of a check payable to the order of the Company. Subject to Section 6, upon receipt of notice and payment, the Company shall promptly issue and deliver to the Optionee (or other person entitled to exercise the Option) a certificate or certificates for the number of shares as to which the exercise is made. An Option may not be exercised for fractional shares of Stock.

     5.3. Termination of Service. If the initial grantee of the Option (the "Grantee") terminates service as a Director of the Company for any reason after serving at least five years, the Option shall, to the extent vested, continue to be exercisable until it terminates in accordance with Section
     5.1. If the Grantee terminates service as a Director of the Company after service for less than five years, the Option shall, to the extent vested, continue to be exercisable until it terminates in accordance with Section
     5.1 or, if earlier, (1) one year after the Grantee terminates service as a result of death or disability; or (2) 90 days after the Grantee terminates service for any reason other than death or disability. Any portion of an Option which is not vested upon termination of service as a Director of the Company for any reason shall be forfeited. The rights of the Nonemployee Director may be exercised by such Director's guardian or legal representative in the case of disability or death.

     5.4. Fair Market Value. "Fair Market Value," for all purposes under the Plan, shall mean the closing price of a share of Stock on the NASDAQ National Market System for the date in question. If no sales of shares of Stock were made on such date, the closing price of a share of Stock as reported for the preceding day on which a sale of shares of Stock occurred shall be used.

6. Tax Withholding. The Company shall be entitled, if necessary or desirable, to withhold from any Optionee from any amounts due and payable by the Company to such Optionee (or secure payment from such Optionee in lieu of withholding) the amount of any withholding or other tax due from the Optionee with respect to any shares of Stock issuable under the Plan. The Optionee may satisfy any withholding tax obligation by (1) a cash payment to the Company; (2) delivery of previously-owned shares of Stock and to which the Optionee has good title, free and clear of all liens and encumbrances; or (3) by authorizing the Company to retain shares of Stock which would otherwise be issuable upon exercise of the Option.

7. Transferability and Exercisability. Options granted under the Plan shall not be transferable or assignable other than (1) by will or the laws of descent and distribution; (2) by gift or other transfer to any trust or estate in which the original option recipient or such recipient's spouse or other immediate relative has a substantial beneficial interest, or to a spouse or other immediate relative, provided that any such transfer is permitted by Rule 16b-3 of the Exchange Act as in effect when such transfer occurs and the Board does not rescind this provision prior to such transfer; or (3) pursuant to a domestic relations order (as defined by the Code). However, any Option so transferred shall continue to be subject to all the terms and conditions contained in the instrument evidencing such Option.

If so permitted by the Compensation Committee, an Optionee may designate a beneficiary or beneficiaries to exercise the rights of the Optionee and receive any distribution under the Plan upon the death of the Optionee.

8. Legal Requirements. Notwithstanding any other provision of the Plan, the Company shall not be obligated to offer or sell any shares of Stock upon exercise of an Option unless the shares to be issued upon such exercise are at that time effectively registered or exempt from registration under the Securities Act of 1933, as amended (the "Securities Act") and the offer and sale of such shares are otherwise in compliance with all applicable federal and state securities laws and the requirements of any stock exchange or similar agency on which the Company's securities may then be listed or quoted. The Company shall have no obligation to register the securities covered by this Plan under the federal securities laws or take any other steps as may be necessary to enable the securities covered by this Plan to be offered and sold under federal or other securities laws. Upon exercising all or any portion of an Option, an Optionee may be required to furnish representations or undertakings deemed appropriate by the Company to enable the offer and sale of the shares of Stock upon exercise of the Option or subsequent transfers of any interest in such shares to comply with the Securities Act and other applicable securities laws. Certificates evidencing shares of Stock issued pursuant to Options shall bear any legend required by, or useful for the purposes of compliance with, applicable securities laws, this Plan or the agreements evidencing the Options.

It is the intention of the Company that the Plan comply in all respects with Rule 16b-3 promulgated under Section 16(b) of the Exchange Act. Therefore, if any Plan provision should be found to not be in compliance with Rule 16b-3, that provision shall be deemed null and void, and in all events the Plan shall be construed in favor of its meeting the requirements of Rule 16b-3.

9. Effective Date; Duration; Suspension and Amendment. The Plan shall become effective upon approval by the Board and the shareholders of the Company. The Plan shall terminate automatically on the tenth anniversary of the effective date unless terminated earlier by the Board. The Board may suspend the Plan at any time. The Board may amend or terminate the Plan at any time, but such amendment or termination shall not affect Options already granted and such Options shall remain in full force and effect as if the Plan had not been terminated. No shares of Stock shall be issued or sold under this Plan after the termination of the Plan, except upon exercise of Options granted before termination. Any shares of Stock authorized under Section 4 of the Plan (or any amendment thereof) with respect to which an Option is not granted prior to termination of the Plan, or with respect to which an Option is terminated, forfeited or canceled after termination of the Plan, shall automatically be transferred to any subsequent stock option plan for Nonemployee Directors of the Company.

10. Limitation of Rights. Neither the Plan nor the granting of any Option hereunder shall constitute an agreement or understanding that the Company will retain a Nonemployee Director for any period of time or at any particular rate of compensation. The holder of an Option shall not thereby have any rights as a stockholder until the holder receives shares of Stock upon exercise of such Option.

11. Unfunded Plan. Unless otherwise determined by the Compensation Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company and any Optionee or other person. To the extent any person holds any rights by virtue of an Option granted under the Plan, such rights shall be no greater than the rights of an unsecured general creditor of the Company.

12. Governing Law. The validity, construction and effect of the Plan and any actions taken or relating to the Plan shall be determined in accordance with the laws of the State of Illinois and applicable federal law.

PROXY                         TRO LEARNING, INC.                           PROXY
                 ANNUAL MEETING OF STOCKHOLDERS, MARCH 30, 2000
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of TRO Learning, Inc. ("the Company") does hereby acknowledge receipt of Notice of said Annual Meeting and the accompanying Proxy Statement and does hereby constitute and appoint William R. Roach and John Murray, or either of them, with full power of substitution, to vote all shares of stock of the Company that the undersigned stockholder is entitled to vote, as fully as the undersigned could do if personally present, at the Annual Meeting of Stockholders of the Company to be held on March 30, 2000 at 9:00 a.m. (CST), at the Hyatt Regency Minneapolis, 1300 Nicollet Mall, Minneapolis, Minnesota 55403, and any adjournment thereof, as indicated on the reverse side of this card.


[ ]    Check here for address change.                               PLEASE COMPLETE, SIGN AND MAIL THIS
                                                                        PROXY PROMPTLY IN THE ENCLOSED
New Address:                                                        ENVELOPE.  NO POSTAGE IS REQUIRED FOR
             -------------------------------------------------            MAILING IN THE UNITED STATES.

--------------------------------------------------------------

--------------------------------------------------------------


                  (Continued and to be signed on reverse side.)

                               TRO LEARNING, INC.
     PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.

This proxy, when properly executed, shall be voted in accordance with the instructions given and, in the absence of such instructions, shall be voted for the nominees listed in Proposal 1 and in favor of Proposals 2, 3, 4 and 5. If other business is presented at said meeting, this proxy shall be voted on those matters in accordance with the best judgment of the named proxies.


                                                      Withhold   For All
                                          For All       All        Except                             For      Against      Abstain
1. Election of Class I Directors:          / /          / /         / /      2. To approve an         / /        / /          / /
   Nominees:  01 William R. Roach and                                           amendment to
              02 John L. Krakauer                                               Certificate of
                                                                                Incorporation to
                                                                                effectuate a name
                                                                                change.

                                                                                                      For      Against      Abstain
   For All Except Those Name(s) Written Below                                3. To approve the TRO    / /        / /          / /
                                                                                Learning, Inc. 2000
   --------------------------------------------------                           Stock Incentive
                                                                                Plan.
                                                                                                      For       Against      Abstain
                                                                             4. To approve the TRO    / /         / /          / /
                                                                                Learning, Inc. 2000
                                                                                Non-Employee
                                                                                Directors Stock
                                                                                Option Plan.
                                                                                                      For       Against      Abstain
                                                                             5. Ratification of the   / /         / /          / /
                                                                                appointment of
                                                                                PricewaterhouseCoopers
                                                                                LLP as the Company's
                                                                                independent auditors
                                                                                for the upcoming year.

                                                                             In their discretion upon such other matters as may
                                                                             properly come before the meeting and any adjournments
                                                                             or postponements thereof

                                                                             Check here if you plan to      / /
                                                                             attend the meeting

                                                                                                 Dated:                       , 2000
                                                                                                        ----------------------
                                                                             Signature(s):
                                                                                           -----------------------------------------

                                                                             -------------------------------------------------------

                                                                             Important: Please date this proxy and sign exactly as
                                                                             your name appears on this proxy. If shares are held by
                                                                             joint tenants, both should sign. When signing as
                                                                             attorney, executor, administrator, trustee or guardian,
                                                                             please give title as such. If a corporation, please
                                                                             sign in full corporate name by president or other
                                                                             authorized officer. If a partnership, please sign in
                                                                             partnership name by authorized.




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                                 ANNUAL MEETING
                                       OF
                               TRO LEARNING, INC.

                            THURSDAY, MARCH 30, 2000
                                 9:00 A.M. (CST)

                            HYATT REGENCY MINNEAPOLIS
                               1300 NICOLLET MALL
                          MINNEAPOLIS, MINNESOTA 55403